Exhibit 10.1

          Securities and Exchange
            Commission
          Washington, D.C. 20549

          Gentlemen:

          We were previously the accountants for Petrie Stores Corporation and Subsidiaries, and, on March 24, 1994 (except for Note N, as to which the date is April 20, 1994), we reported on the consolidated financial statements of Petrie Stores Corporation and Subsidiaries as of January 29, 1994 and January 30, 1993, and for the two years ended January 29, 1994. On November 14, 1994, we resigned as principal accountants of Petrie Stores Corporation. We have read Petrie Stores Corporation's statements included under Item 4 of its Current Report on Form 8-K dated as of November 17, 1994, and we agree with such statements.

                                        Very truly yours,

                                        /s/ David Berdon & Co.

                                        DAVID BERDON & CO.

          New York, N.Y.
          November 17, 1994